Exhibit 99.7

CINERGY CORP.
BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS
For the Year to Date June 30, 2003
(unaudited)

Energy Merchant

Earnings Per Share - diluted - 2002	$0.24

Cumulative effect of a change in accounting principles	0.21
Employee retirement/severance and other charges	0.08
Discontinued operations	0.04
Marketing, trading, and origination	0.21
Generation and supply contracts	0.14
Operating and administrative expenses	(0.03)
Financing	(0.01)
Other - net	0.03

Earnings Per Share - diluted - 2003	$0.91

Regulated Operations

Earnings Per Share - diluted - 2002	$0.61

Employee retirement/severance and other charges	0.14
Weather	0.03
Industrial sales - economy	(0.01)
Other revenue	0.02
Operating and administrative expenses	(0.08)
Financing and depreciation	(0.09)
Other - net	(0.05)

Earnings Per Share - diluted - 2003	$0.57

Power Technology & Infrastructure Services

Earnings Per Share - diluted - 2002	$(0.07)

Employee retirement/severance and other charges	0.01

Earnings Per Share - diluted - 2003	$(0.06)

2002 has been reclassified to reflect Vestar’s move from PTIS to Energy Merchant